Exhibit 10.8

REKOR SYSTEMS, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT is made and entered into as of this [[GRANTDATE]] by and between Rekor Systems, Inc., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (the “Recipient”), pursuant to the Novume Solutions, Inc. 2017 Equity Award Plan (the “Plan”). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan. This Agreement and the award contained herein are subject to the terms and conditions set forth in the Plan, which are incorporated by reference herein, and the following terms and conditions:

WITNESSETH:

WHEREAS, the Recipient is an Employee of the Company (in such capacity, the “Service Recipient”);

WHEREAS, the Company has adopted the Plan in order to promote the interests of the Company and its stockholders by using equity interests in the Company to attract, retain and motivate its management and other eligible persons and to encourage and reward their contributions to the Company’s and/or its Affiliates’ performance and profitability; and

WHEREAS, the Administrator has determined that it is in the best interests of the Company to grant Restricted Stock Units (as defined herein) under the Plan to the Recipient pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the various covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Award of Restricted Stock Units. In consideration for the prior and/or continued service of the Recipient to the Service Recipient, the Company hereby awards to the Recipient, under the Plan, [[SHARESGRANTED]] restricted stock units (“Restricted Stock Units”) effective as of: [[GRANTDATE]] (the “Date of Grant”). The Company hereby represents that the Date of Grant set forth above is the date on which the Administrator authorized and approved the grant of the Restricted Stock Units to the Recipient, or such later date as set forth in the Administrator’s action authorizing the grant; provided, that, in no event may the Date of Grant precede the date of on which the Recipient commenced providing services to the Service Recipient.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

2. No Rights of Stockholder. Restricted Stock Units represent the Company’s unfunded and unsecured promise to issue shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company, at a future date subject to the terms of this Agreement and the Plan.  The Recipient shall have no rights of a stockholder with respect to any Shares which may be issued in settlement of any Restricted Stock Units until the date of the issuance of a certificate for any such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Until that time, the Recipient shall have no voting rights, and except as provided in Section 3 and Section 7 of this Agreement, no adjustment shall be made for dividends or distributions or other rights, with respect to any Shares that are issued in settlement of any Restricted Stock Units.

3. Dividend Equivalents. Subject to the provisions of Section 5, in the event that the Company declares a cash dividend on its Common Stock, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the Restricted Stock Units had they been converted into the same number of shares of Common Stock and held by the Recipient on the record date of such dividend. Upon vesting of the Restricted Stock Units and on the Settlement Date (as defined below), any such dividend equivalents with respect to the vested Restricted Stock Units shall be paid to the Recipient.

4. Vesting of Restricted Stock Units.

(a) Restricted Stock Unit Vesting. The Restricted Stock Units shall vest in accordance with the following schedule provided that the Recipient is engaged through such date by the Service Recipient:

[[ALLVESTSEGS]]

(b) Forfeiture.  If the Recipient ceases to be a Service Provider of the Service Recipient for any reason, all Restricted Stock Units that have not vested as of the date of termination will be automatically forfeited by the Recipient.

(c) Change of Control. To the extent the Restricted Stock Units have not previously been forfeited:

(i) if there is a Change in Control after which this award of Restricted Stock Units is continued by the Company, assumed by the resulting entity (or one of its affiliates) or substituted by the resulting entity (or one of its affiliates) into an equivalent award, then the Restricted Stock Units will continue to vest in accordance with Section 4(a) of the Plan, unless otherwise accelerated by the Administrator;

(ii) if there is a Change in Control after which this award of Restricted Stock Units is not continued, assumed or substituted as described above, then all unvested Restricted Stock Units will immediately vest upon the consummation of such Change in Control.

5. Settlement of Restricted Stock Units. On the Settlement Date (as defined below), Restricted Stock Units shall be (i) converted into an equivalent number of shares of Common Stock that will be issued to the Recipient, or in the event of the Recipient’s death, the Recipient’s beneficiary, (ii) payable in cash determined by reference to the Fair Market Value of such shares of Common Stock, or (iii) some combination thereof. Promptly, but in no event later than sixty (60) days after the Settlement Date, certificates representing such shares of Common Stock shall be delivered to the Recipient. The “Settlement Date” shall be the date of vesting as set forth in Section 4; provided, however, that, to the extent that all or part of the Restricted Stock Units are to be settled with shares of Common Stock and on the date of such vesting the Recipient is prohibited from trading in the Company’s securities pursuant to the Restriction Period set forth in Section 6 below, applicable securities laws and/or the Company’s policy on securities trading and disclosure of confidential information, then the Settlement Date shall be, in the determination of the Administrator, the first date the Recipient is no longer prohibited from such trading.

6. Restrictions on Transfer. In addition to any other limitation on transfer created by applicable securities laws and except as otherwise provided in this Agreement, during the period from the Date of Grant until [the earlier of] the date that is one year from the Date of Grant [or a Change in Control], the Recipient may not may not sell, transfer, assign, pledge, encumber or otherwise dispose of (“Transfer”) any Restricted Stock Units (or the underlying shares of Common Stock) other than (A) by will or the laws of descent or distribution or (B) pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Any transferee (direct or indirect) of any Restricted Stock Units (or the underlying shares of Common Stock) shall be bound by the all restrictions of transfer or other conditions on such units as set forth in this Agreement or the Plan. Any Transfer or purported Transfer by the Recipient of any of the Restricted Stock Units not otherwise permitted herein shall be null and void, and the Company shall not recognize or give effect to such Transfer on its books and records or recognize the person to whom such purported Transfer has been made as the legal or beneficial holder of such Restricted Stock Units.

7. Adjustment Provisions. Subject to any required action by stockholders of the Company, the Administrator, in a manner consistent with Section 9 of the Plan, shall make or cause to be made a proportionate adjustment in the number of Restricted Stock Units, including a substitution or adjustment in the aggregate number or kind of shares subject to this Agreement, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, special cash dividend, combination or reclassification of the Common Stock, or any other similar increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and (b) no adjustment shall be made below par value and no fractional shares of Common Stock shall be issued. Any securities, awards or rights issued pursuant to this Section 7 shall be subject to the same restrictions as the underlying Restricted Stock Units to which they relate.

8. Tax Withholding. As a condition precedent to the receipt of any Restricted Stock Units hereunder, the Recipient agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that the Recipient recognizes pursuant to this award. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Service Recipient shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Recipient. In addition, the Recipient may elect with the consent of the Company, unless otherwise determined by the Administrator, to satisfy the withholding requirement by (i) having the Company withhold shares of Common Stock with a Fair Market Value, as of the date of such withholding, sufficient to satisfy the withholding obligation, or (ii) if permitted under the Company’s applicable Insider Trading Policy as then in effect, to conduct a sell to cover (a “Sell to Cover”) by selling a sufficient number of shares of Common Stock resulting from the vesting of the Award to satisfy any resulting withholding obligation of the Company.

9. Registration. This grant is subject to the condition that if at any time the Administrator shall determine, in its discretion, that the listing of the shares of Common Stock issuable upon vesting and conversion of the Restricted Stock Units granted hereunder on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares of Common Stock hereunder, such grant, receipt or delivery will not be effected unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

10. Rights of the Recipient. In no event shall the granting of the Restricted Stock Units or the other provisions hereof or the acceptance of the Restricted Stock Units by the Recipient interfere with or limit in any way the right of the Service Recipient to terminate the Recipient’s engagement at any time, nor confer upon the Recipient any right to continue in the engagement of the Service Recipient for any period of time or to continue his present or any other rate of compensation.

11. Confidentiality. The Company and the Recipient acknowledge that the services to be performed by the Recipient under this Agreement are unique and extraordinary and, as a result of his or her engagement therefor, the Recipient shall be in possession of Confidential Information relating to the business practices of the Company and its Affiliates. The term “Confidential Information” shall mean any and all information (oral and written) relating to the Company and any of its Affiliates, or any of their respective activities, or of the clients, customers, acquisition targets, investment models or business practices of the Company or any of its Affiliates, other than such information which (i) is generally available to the public or within the relevant trade or industry, other than as the result of breach of the provisions of this Section 11, or (ii) the Recipient is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Recipient shall not, during the period the Recipient is engaged by the Service Recipient nor at any time thereafter, except as may be required in the course of the performance of his duties hereunder and except with respect to any litigation or arbitration involving this Agreement, including the enforcement hereof, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any Confidential Information regarding the Company or any of its Affiliates nor of the clients, customers, acquisition targets or business practices of the Company or any of its Affiliates acquired by the Recipient during, or as a result of, his engagement by the Service Recipient without the prior written consent of the Company. Without limiting the foregoing, the Recipient understands that the Recipient shall be prohibited from misappropriating any trade secret of the Company or any of its Affiliates or of the clients or customers of the Company or any of its Affiliates acquired by the Recipient during, or as a result of, his engagement by the Service Recipient at any time during or after the period the Recipient is engaged by the Service Recipient.

12. Continuing Obligation. In the event of any violation of Section 11 of this Agreement, the Recipient acknowledges and agrees that the post-termination restrictions contained in Section 11 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

13. Miscellaneous.

(a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

(b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 12 of the Plan, this Agreement may not be amended by the Administrator without the Recipient’s consent if the amendment shall impair the Recipient’s rights under this Agreement.

(c) Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

(d) Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by registered or certified mail, or by a nationally recognized overnight delivery service, with postage or charges prepaid, to the address hereinafter provided in this Section 13. Any such notice or communication given by first-class mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent, provided such notice or communication arrives at its destination. Each notice to the Company shall be addressed to it at its offices at 7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 (attention: Chief Financial Officer), with a copy to the General Counsel of the Company or to such other designee of the Company. Each notice to the Recipient shall be addressed to the Recipient at the Recipient’s address shown on the signature page hereof.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(f) Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Recipient has executed this Agreement all as of the day and year first above written.

REKOR SYSTEMS, INC.

By:
Its: Chairman

RECIPIENT

[[FIRSTNAME]] [[LASTNAME]]
[[RESADDR1]] [[RESADDR2]]
[[RESCITY]], [[RESSTATEORPROV]]
[[RESPOSTALCODE]]

[[SIGNATURE]]

[[SIGNATURE_DATE]]